UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026 (November 1, 2026)

Commission File Number: 1-11607

DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Registrant’s address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1221

Registrant’s telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange
2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange
2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange
2021 Series E 4.375% Junior Subordinated Debentures due 2081	DTG	New York Stock Exchange
2025 Series H 6.25% Junior Subordinated Debentures due 2085	DTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 1, 2026, DTE Energy Company (“DTE”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Velocity BidCo LLC, a Delaware limited liability company (“Buyer”). Pursuant to the Purchase Agreement, Buyer has agreed to acquire from DTE all of the issued and outstanding equity interests in DTE Energy Resources, LLC (d/b/a DTE Vantage), a Delaware limited liability company and wholly owned subsidiary of DTE (“DTE Vantage”), for a purchase price of $2,970,672,573, subject to certain adjustments based on the levels of cash, debt, working capital, capital expenditures and transaction expenses at closing (the “Transaction”). DTE Vantage is comprised primarily of renewable energy projects that sell electricity and pipeline-quality gas and projects that deliver custom energy solutions to industrial, commercial and institutional customers. Buyer is owned by institutional investors advised by the Global Infrastructure group at J.P. Morgan Asset Management.

On October 30, 2026, the board of directors of DTE unanimously approved the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants. Among other things, DTE has agreed, subject to certain exceptions, to cause DTE Vantage to conduct its business in the ordinary course of business prior to the consummation of the Transaction (the “Closing”) and not take certain actions prior to the Closing without the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). In addition, the parties agree, subject to certain exceptions, to take actions necessary to obtain all regulatory approvals required to consummate the Transaction, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; receipt of authorization from the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act; the receipt of an advance ruling certificate or, alternatively, both the expiration or termination of any applicable waiting period, waiver and/or confirmation by the Commissioner of Competition of no intent to make an application under Section 92, each under the Competition Act, RSC 1985, c C-34 of Canada; and receipt of a declaratory ruling or an order under Section 70 of the New York Public Service Law.

The consummation of the Transaction is subject to customary closing conditions, including (1) receipt of regulatory approvals referenced above; (2) the absence of any law or order prohibiting the consummation of the Transaction; (3) receipt of specified third-party consents; (4) subject to specified materiality standards, the accuracy of each party’s representations and warranties; (5) each party’s compliance in all material respects with its obligations under the Purchase Agreement; (6) the absence of a material adverse effect with respect to DTE Vantage; and (7) the completion of certain pre-closing internal reorganization steps. The Closing may not occur earlier than December 31, 2026. Buyer’s obligation to consummate the Transaction is not subject to any financing condition. The consummation of the Transaction is currently expected to occur in mid-2027, subject to the satisfaction or waiver (to the extent permissible) of all closing conditions.

The Purchase Agreement contains certain termination rights for Buyer and DTE, including the right to terminate the Purchase Agreement if the Transaction is not consummated by August 1, 2027 (subject to extension for an additional 90 days if the only unsatisfied conditions are the receipt of certain required regulatory approvals, and on a day-by-day basis for certain government closures). The Purchase Agreement also provides that, upon termination of the Purchase Agreement under specified circumstances, Buyer would be required to pay a termination fee of $148,533,628.65 to DTE.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Accordingly, the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the contracting parties or any of their respective subsidiaries or their businesses as of the date of the Purchase Agreement or as of any other date. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in DTE’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Purchase and Sale Agreement, dated as of November 1, 2026, by and between DTE Energy Company and Velocity BidCo LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2026

DTE Energy Company
(Registrant)

/s/ David Ruud
David Ruud
Vice Chairman and Chief Financial Officer